Exhibit 21

BRISTOW GROUP INC.
Subsidiaries as of March 31, 2019

Company	Place of Incorporation	Percentage of Stock Owned
ALN, Inc.	Delaware	100%
Air Kilroe Limited	England	100%	****
Air South West Limited	England	100%	****
Aircraft Logistics Pty. Ltd.	Australia	100%	*
Aircrew Logistics Pty. Ltd.	Australia	100%	*
Airnorth Fleet Pty. Ltd.	Australia	100%	*
Asia Pacific Air Pty Ltd	Australia	100%	*
Atyrau-Bristow Airways Service	Kazakhstan	49%	*
BGI Aviation Services UK LP	England	100%
BGI Aviation Technical Services (Overseas) Limited	England	100%	*
BGI International Ltd.	Cayman Islands	100%
BHNA Holdings Inc.	Delaware	100%
BL Holdings B.V.	Netherlands	100%
BL Holdings II C.V.	Netherlands	100%
BL Scotia LP	Scotland	100%
BL US Holdings LLC	Delaware	100%
BriLog Leasing Ltd.	Cayman Islands	100%
Bristow Aerial Solutions Limited	England	100%	*
Bristow Aircraft Leasing Limited	England	100%	*
Bristow Alaska, Inc.	Alaska	100%
Bristow Aviation Holdings Limited	England	49%
Bristow Canada Holdings Inc.	British Columbia	100%
Bristow Canadian Real Estate Company Inc.	British Columbia	100%
Bristow Caribbean Limited	Trinidad/Tobago	100%	*
Bristow Cayman Ltd.	Cayman Islands	100%
Bristow Equipment Leasing Limited	Cayman Islands	100%
Bristow Global Support Services LLC	Delaware	100%
Bristow Helicopter Group Limited	England	100%	*
Bristow Helicopters (Ghana) Limited	Ghana	100%	*
Bristow Helicopters (International) Limited	England	100%	*
Bristow Helicopters (Nigeria) Limited	Nigeria	48%	***
Bristow Helicopters Australia Pty. Ltd.	Australia	100%	*
Bristow Helicopters Inc.	Delaware	100%
Bristow Helicopters Leasing Limited	England	60%	*
Bristow Helicopters Limited	England	100%	*
Bristow Holdings Company Ltd.	Cayman Islands	100%
Bristow Holdings Company Ltd. III	Cayman Islands	100%
Bristow International Aviation (Guernsey) Limited	Guernsey	100%	*
Bristow International Leasing Limited	Cayman Islands	100%
Bristow International Panama S. de RL	Panama	100%
Bristow Management Services Pty Limited	Australia	100%	*
Bristow Norway AS	Norway	100%	*
Bristow Panama Inc.	Panama	100%

Bristow Southeast Asia Limited	England	100%	*
Bristow Staff Pension Scheme Trustees Limited	England	100%	*
Bristow Technical Services Limited	England	100%	*
Bristow Travel Proprietary Limited	Australia	100%	*
Bristow (UK) LLP	England	100%
Bristow U.S. Holdings LLC	Delaware	100%
Bristow U.S. LLC	Louisiana	100%
Bristow U.S. Leasing LLC	Delaware	100%
Bristow Worldwide LP	England	**
Caledonian Helicopters Limited	England	100%	*
Capiteq Pty Limited	Australia	100%	*
Cougar Helicopters Inc.	Canada	40%
Corporation “Aviashelf Aviation Company”	Russia	48.5%	*
E170 Fleet Pty. Ltd.	Australia	100%	*
Eastern Airways (UK) Limited	England	100%	****
Eastern Airways Europe Limited	England	100%	****
Eastern Airways International Limited	England	100%	****
Eastern Airways (Isle of Man) Limited	Isle of Man	100%	****
Eastern Airways Share Plan Limited	England	100%	****
Easternhill Estates Limited	England	100%	****
Humberside International Airport Limited	England	82.7%	*
Kingsmill Insurance Company Limited	Guernsey	100%	*
Lider Taxi Aereo S.A.	Brazil	41.88%
Offshore Logistics do Brasil Servicos Industrials E Maritimos Limitado	Brazil	100%
Pan African Airlines (Nigeria) Limited.	Nigeria	50.17%
Petroleum Air Services	Egypt	25%
Regional Handling Limited	Isle of Man	100%	****
Rotorwing Leasing Resources, L.L.C.	Louisiana	100%
Sakhalin Bristow Air Services Limited	England	60%	*
Sky Future Partners Limited	England	17.17%	*
Steadycontrast Limited	England	82.7%	****
Syncom Pty. Ltd.	Australia	100%	*
Turkmenistan Helicopters Limited	Turkmenistan	51%	*
United Helicopters Limited	England	100%	*

*
Percentage owned by Bristow Aviation Holdings Limited (“BAHL”) or its subsidiaries. Bristow Helicopters Leasing Limited was sold in April 2019 and Corporation “Aviashelf Aviation Company” was sold in June 2019.

**
Bristow Worldwide LP is a partnership between Bristow (UK) LLP and Bristow Aviation Holdings Limited. Under the Partnership Agreement 95.88% of the profits and losses of BriLog Leasing Ltd. and Bristow Cayman Ltd. and 5% of the profits and losses of Bristow Helicopter Group Limited and its subsidiaries are allocated to Bristow (UK) LLP. The remaining 4.12% of the profits and losses of Brilog Leasing Ltd. and Bristow Cayman Ltd. and 95% of the profits and losses of Bristow Helicopter Group Limited and its subsidiaries are allocated to Bristow Aviation Holdings Limited.

***
Bristow Helicopters (Nigeria) Limited (“BHNL”) is a joint venture in Nigeria in which Bristow Helicopters Limited owns a 48% interest, a Nigerian company owned 100% by Nigerian employees owns a 50% interest and an employee trust fund owns the remaining 2% interest. BHNL provides helicopter services to clients in Nigeria.

****
Except for Air South West Limited (“ASWL”) and Steadyconstrast Limited (“SL”), percentage owned by BAHL or its subsidiaries prior to the sale of Eastern Airways International Limited in May 2019. With regard to ASWL, percentage owned by BAHL or its subsidiaries prior to the dissolution of ASWL in April 2019. With regard to SL, percentage owned by BAHL or its subsidiaries prior to the dissolution of SL in May 2019.